Exhibit 5.01

        May 29, 2002

Adaptec, Inc.
691 S. Milpitas Blvd.
Milpitas, CA 95035

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on or about May 31, 2002, in connection with the registration under the Securities Act of 1933, as amended, for resale by certain selling securityholders specified in the Registration Statement and the prospectus associated therewith, from time to time, of (i) $250,000,000 aggregate principal amount of the 3% convertible subordinated notes due March 5, 2007 (the "Convertible Notes") of Adaptec, Inc. (the "Company") and (ii) an aggregate of 16,327,064 shares of common stock of the Company (the "Stock") issuable upon conversion of the Convertible Notes, which Convertible Notes are convertible into such Stock at a conversion rate of approximately 65.3083 shares per $1,000 principal amount of Convertible Notes, subject to adjustment in certain circumstances. The Stock and Convertible Notes may be sold by the selling securityholders (the "Selling Securityholders") that may be specified in the Registration Statement and the prospectus (the "Prospectus") associated therewith from time to time.

        In rendering this opinion, we have examined the following:

  (1)
  your Certificate of Incorporation, filed with the Delaware Secretary of State on November 19, 1997, certified by the Delaware Secretary of State on March 1, 2002.
  (2)
  your bylaws, certified by your Assistant Secretary on March 5, 2002.
  (3)
  the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference, including the Indenture (the "Indenture"), dated March 5, 2002, between the Company and Wells Fargo Bank, N.A. (the "Trustee"), the Collateral Pledge and Security Agreement (the "Collateral Pledge Agreement"), dated as of March 5, 2002, among the Company, the Trustee, and Wells Fargo Bank, N.A., as collateral agent, the Registration Rights Agreement, dated March 5, 2002, among the Company and Bear, Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC and Morgan Stanley & Co. Incorporated (the "Initial Purchasers") and the form of note representing the Convertible Notes.
  (4)
  the Prospectus prepared in connection with the Registration Statement.
  (5)
  the action by unanimous written consent of your Board of Directors dated February 27, 2002, executed by each member of your Board of Directors.
  (6)
  a certificate from your transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof and a report from the Company dated as of the date hereof verifying the number of the Company's issued and outstanding options and warrants, and of any rights to purchase the Company's capital stock.
  (7)
  a Management Certificate addressed to us and dated of even date herewith executed by you containing certain factual and other representations (the "Management Certificate").
  (8)
  the Purchase Agreement, dated March 5, 2002, between the Company and the Initial Purchasers.
  (9)
  an Acknowledgement of Funds letter executed by the Company and the Initial Purchasers dated March 5, 2002.
  (10)
  a Compliance with Note Authentication Order executed by the Trustee and the Company dated March 5, 2002.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same (except of the Company with respect to its due authorization of the Indenture and the Convertible Notes), the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents (except for the due authorization, execution and delivery of the Indenture by the Company, the due authorization and execution of the Convertible Notes by the Company, and the delivery of the Convertible Notes by the Company to the Initial Purchasers) where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock will be, when issued, properly signed by your authorized officers or their agents.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by your representatives to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

        This opinion is qualified by, and is subject to, and we render no opinion with respect to, general limitations and exceptions applicable to all contracts, including, without limitation:

  (a)
  the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws relating to or affecting the rights of creditors generally; and

  (b)
  the effect of general principles of equity and similar principles including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law.

        For the purposes of this opinion, we have also assumed that: (a) the Trustee has all requisite power and authority, and has taken any and all corporate, partnership or other action necessary, for the due authorization by the Trustee of the Trustee's execution, delivery and performance of the Indenture and all other related documents signed by or on behalf of, or actions taken by or on behalf of, the Trustee and the performance by the Trustee of all the Trustee's obligations thereunder; (b) the Trustee's certificate of authentication of the Convertible Notes has been manually signed by one of the Trustee's authorized officers; (c) the Indenture has been duly executed and delivered by all signatories thereto other than the Company and (d) the Trustee has delivered the Notes in compliance with the Compliance with Note Authentication Order.

        We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than (a) the existing federal laws of the United States of America, (b) the laws of the State of California, (c) with respect to the validity of corporate action and the requirements for the issuance of convertible notes and stock, the Delaware General Corporation Law, the Delaware constitution and reported judicial decisions relating thereto as in effect on the date hereof, and (d) with respect to the opinion expressed in clause (i)(b) of the penultimate paragraph of this letter and only insofar as such opinion relates to the valid and legally binding nature of, and the enforceability of, the Convertible Notes, the laws of the State of New York as in effect on the date hereof (which we have assumed to be the governing law with respect to the enforceability of the Indenture).

        We have made no inquiry into, and express no opinion with respect to, any statutes, orders, rules, regulations, treaties or common laws of any other nation, state or jurisdiction.

        In rendering this opinion, we have also assumed that, at the time of any issuance of any shares of Stock, the number of shares of Stock so issued will not exceed that number of shares of common stock of the Company obtained by subtracting from the number of shares of common stock of the Company then authorized under your Certificate of Incorporation: (a) the number of shares of common stock of the Company that are then issued and outstanding and (b) the number of shares of common stock of the Company that are then reserved for issuance or otherwise are issuable pursuant to your then outstanding commitments or obligations.

        Based upon the foregoing, it is our opinion that (i) the Convertible Notes have been (a) validly issued by the Company, and (b) are valid and legally binding obligations of the Company, and (ii) upon issuance of the Stock the up to 16,327,064 shares of Stock, when issued, sold and delivered upon conversion of the Convertible Notes in accordance with their terms and the terms of the Indenture, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with the resale of the Convertible Notes, and Stock issuable upon conversion of the Convertible Notes, by the selling securityholders, pursuant to the Registration Statement, and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify the opinions expressed herein.

                      Very truly yours,

                      /s/ FENWICK & WEST LLP